Mannatech Reports Third Quarter End 2021 Financial Results

(FLOWER MOUND, Texas) November 12, 2021 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its third quarter of 2021.

Third Quarter End Results

Third quarter net sales for 2021 were $39.4 million, an increase of $1.4 million, or 3.9%, as compared to $38.0 million in the third quarter of 2020. Income from operations increased to $3.3 million for the third quarter of 2021, from $1.4 million in the same period in 2020.

Net income was $2.9 million, or $1.44 per diluted share, for the third quarter of 2021, as compared to net income of $1.6 million, or $0.76 per diluted share, for the third quarter of 2020.

For the three months ended September 30, 2021, overall selling and administrative expenses increased by $0.5 million to $7.1 million, as compared to $6.6 million for the same period in 2020. The increase in selling and administrative expenses consisted of a $0.9 million increase in payroll costs, which was partially offset by a $0.3 million decrease in marketing costs and a $0.1 million decrease in contract labor.

For the three months ended September 30, 2021, other operating costs decreased by $0.1 million, or 2.0%, to $5.0 million, as compared to $5.1 million for the same period in 2020. The decrease in operating costs was primarily due to a $0.3 million increase in consulting fees, which was offset by a $0.2 million decrease in bad debt expense and a $0.2 million decrease in sales tax expenses resulting from less utilization of the loyalty program and a sales tax audit refund.

For the three months ended September 30, 2021, provision for taxes was $0.4 million, or an effective rate of 10.7%, which is different from the federal statutory rate due primarily to the Company taking the IRC 250 deduction and applying foreign tax credits. For the three months ended September 30, 2020, provision for taxes was $22,000, or an effective rate of 1.3%. The effective tax rate for the three months ended September 30, 2021 and 2020 was determined based on the estimated annual effective income tax rate.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of September 30, 2021 and 2020 were approximately 166,000 and 180,000, respectively. Recruitment of new independent associates and preferred customers decreased by 1.4% to 25,036 in the third quarter of 2021 as compared to 25,388 in the third quarter of 2020.

Year-to-date Third Quarter Results

For the nine months ended September 30, 2021, net sales were $120.3 million, an increase of $8.1 million, or 7.2%, as compared to $112.2 million for the same period in 2020. Income from operations increased to $8.1 million for the nine months ended September 30, 2021, from $4.5 million in the same period in 2020.

Net income was $7.3 million, or $3.47 per diluted share, for the nine months ended September 30, 2021, as compared to net income of $5.5 million, or $2.38 per diluted share, for the same period in 2020.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	September 30, 2021 (unaudited)	December 31, 2020
Cash and cash equivalents	$27,132	$22,207
Restricted cash	944	944
Accounts receivable, net of allowance of $937 and $817 in 2021 and 2020, respectively	142	186
Income tax receivable	327	1,008
Inventories, net	13,853	12,827
Prepaid expenses and other current assets	2,870	2,962
Deferred commissions	2,297	2,343
Total current assets	47,565	42,477
Property and equipment, net	3,097	4,494
Construction in progress	1,356	864
Long-term restricted cash	1,127	4,346
Other assets	9,674	11,977
Long-term deferred tax assets, net	1,055	1,178
Total assets	$63,874	$65,336
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$76	$76
Accounts payable	4,731	4,797
Accrued expenses	9,326	8,691
Commissions and incentives payable	10,770	10,998
Taxes payable	2,167	1,400
Current notes payable	211	553
Deferred revenue	5,809	5,472
Total current liabilities	33,090	31,987
Finance leases, excluding current portion	34	129
Deferred tax liabilities	3	3
Long-term notes payable	—	—
Other long-term liabilities	5,594	7,245
Total liabilities	38,721	39,364

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,921,761 shares outstanding as of September 30, 2021 and 2,742,857 shares issued and 2,071,081 shares outstanding as of December 31, 2020	—	—
Additional paid-in capital	33,449	33,795
Retained earnings	8,419	2,213
Accumulated other comprehensive income	2,612	5,150
Treasury stock, at average cost, 821,096 shares as of September 30, 2021 and 671,776 shares as of December 31, 2020	(19,327)	(15,186)
Total shareholders’ equity	25,153	25,972
Total liabilities and shareholders’ equity	$63,874	$65,336

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$39,446	$37,966	$120,269	$112,218
Cost of sales	7,903	9,328	25,251	25,044
Gross profit	31,543	28,638	95,018	87,174
Operating expenses:
Commissions and incentives	15,731	15,089	48,227	45,308
Selling and administrative expenses	7,156	6,639	21,838	20,659
Depreciation and amortization expense	408	468	1,360	1,525
Other operating costs	4,962	5,062	15,500	15,180
Total operating expenses	28,257	27,258	86,925	82,672
Income from operations	3,286	1,380	8,093	4,502
Interest income, net	15	10	44	73
Other (expense) income, net	(19)	248	(149)	206
Income before income taxes	3,282	1,638	7,988	4,781
Income tax (provision) benefit	(352)	(22)	(735)	753
Net income	$2,930	$1,616	$7,253	$5,534
Earnings per common share:
Basic	$1.54	$0.77	$3.63	$2.42
Diluted	$1.44	$0.76	$3.47	$2.38
Weighted-average common shares outstanding:
Basic	1,903	2,098	2,010	2,286
Diluted	2,031	2,135	2,095	2,312

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The tables below reconcile third quarter 2021 and year-to-date constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended (in millions, except percentages)	September 30, 2021		September 30, 2020	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$39.4	$38.5	$38.0	$0.5	1.3%
Product	36.9	36.1	35.7	0.4	1.1%
Pack and associate fees	2.4	2.3	2.0	0.3	15.0%
Other	0.1	0.1	0.3	(0.2)	(66.7)%
Gross profit	31.5	30.8	28.6	2.2	7.7%
Income from operations	3.3	3.1	1.4	1.7	121.4%

Nine-month period ended (in millions, except percentages)	September 30, 2021		September 30, 2020	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$120.3	$115.4	$112.2	$3.2	2.9%
Product	113.2	108.7	108.7	—	—%
Pack sales and associate fees	6.5	6.1	2.8	3.3	117.9%
Other	0.6	0.5	0.7	(0.2)	(28.6)%
Gross Profit	95.0	91.2	87.2	4.0	4.6%
Income from Operations	8.1	7.0	4.5	2.5	55.6%